Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Dynamic Applications Corp.
Ramat Gan, Israel

We hereby consent to the incorporation in this Registration Statement on Form 10-12G/A, of our report dated April 15, 2013, of Dynamic Applications Corp. (A Development Stage Company) relating to the financial statements as of December 31, 2012, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas

May 13, 2013